UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 19, 2022

R F INDUSTRIES, LTD.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-13301 (Commission File Number)	88-0168936 (I.R.S. Employer Identification No.)
7610 Miramar Road, Bldg. 6000 San Diego, California 92126-4202 (Address of Principal Executive Offices) (858) 549-6340 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.01 par value per share	RFIL	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

On October 19, 2022, RF Industries, Ltd., a Nevada corporation (the “Company”) entered into two agreements to lease adjacent office and commercial lab space for Suites B100 & B200 located at 300 Interpace Parkway, Parsippany, New Jersey 07054 (collectively, the “Leases”) with Monarch Owner LLC, a Delaware limited liability company (the “Lessor”). The Leases each provide for an initial term of eleven years, commencing once improvements are substantially complete, at an initial monthly base rent of $9,563.63 for Suite B100 and $63,125.25 for Suite B200, plus certain operating expenses.

The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Leases, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, and which are incorporated herein by reference.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth above under Item 1.01 are incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
10.1
Lease by and between RF Industries, Ltd. and Monarch Owner LLC, dated October 19, 2022, together with addenda thereto, for the property at 300 Interpace Parkway, Suite B100, Parsippany, New Jersey 07054

10.2
Lease by and between RF Industries, Ltd. and Monarch Owner LLC, dated October 19, 2022, together with addenda thereto, for the property at 300 Interpace Parkway, Suite B200, Parsippany, New Jersey 07054

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 20, 2022	By: /s/ Robert Dawson Robert Dawson President and Chief Executive Officer